UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2014

Bristow Group Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31617	72-0679819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2103 City West Blvd., 4th Floor Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 267-7600

Former Name or Former Address, if Changed Since Last Report: NONE

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 3, 2014, Mark B. Duncan announced his resignation as Senior Vice President, Commercial of Bristow Group Inc. (the “Company”) effective March 8, 2014 (the “Effective Resignation Date”). Mr. Duncan and the Company have entered into a Separation Agreement and Release, dated March 31, 2014 (the “Separation Agreement”) to specify the terms of his resignation from the Company, pursuant to which he will receive benefits generally consistent with the termination without cause terms set forth in his Amended and Restated Employment Agreement dated June 6, 2006, as amended March 10, 2008, and under the Company’s Executive Severance Benefits Plan dated November 3, 2010 and Vesting of Awards Upon Involuntary Termination Without Cause Policy dated November 6, 2013.

Pursuant to the Separation Agreement, Mr. Duncan will be entitled to each of the following items:

•	Cash Payments

•	A lump sum cash payment of $1,036,902 will be paid to Mr. Duncan within 30 days of the Effective Resignation Date as severance pay and payment for unused vacation; and

•	A total of $367,740 will be paid to Mr. Duncan broken into equal installments over six months as salary continuation on the Company’s normal payroll schedule for compensation and benefits in lieu of the six-month notice period provided in his Employment Agreement.

•	Equity Treatment and Performance Awards

•	Mr. Duncan’s unvested stock options, performance cash awards and restricted stock unit grants awarded in June 2011, May 2012 and June 2013 fully vested on the Effective Resignation Date;

•	Mr. Duncan’s unvested restricted stock unit grant awarded February 2014 was forfeited in full per its terms and the Separation Agreement;

•	Mr. Duncan’s vested stock options remain exercisable for 12 months following the Effective Resignation Date; and

•	Mr. Duncan’s performance cash awards will be paid on the same date such awards are paid to the Company’s other active employees with such amounts based on actual performance of the performance criteria applicable to each outstanding performance award.

•	Miscellaneous Benefits

•	Mr. Duncan will be entitled to the annual bonus for the fiscal year ending March 31, 2014, which will be paid to him at the same time as other executives are paid their annual bonuses;

•	Mr. Duncan will also receive outplacement services, and the Company will make a pro rata 401K plan contribution for the time Mr. Duncan was employed by the Company during the current plan year through the Effective Resignation Date; and

•	The Company will reimburse Mr. Duncan and his beneficiaries for COBRA insurance coverage for up to 24 months following the Effective Resignation Date.

The Separation Agreement contains certain restrictive covenants and confidentiality provisions, including non-compete, non-solicitation and non-disparagement obligations continuing for 18 months after the Effective Resignation Date.

The description of the Separation Agreement set forth above is qualified in its entirety by the Separation Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibit

10.1	Separation Agreement and Release dated March 31, 2014 between the Company and Mark B. Duncan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: March 31, 2014	By:	/s/ E. Chipman Earle
E. Chipman Earle Senior Vice President, General Counsel and Corporate Secretary